UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2007

Commission file number: 0-23687

STOCKGROUP INFORMATION SYSTEMS INC.
(Exact name of small business issuer as specified in its charter)

Colorado	84-1379282
(State or other jurisdiction of incorporation or	(IRS Employer Identification No.)
organization)

Suite 500-750 West Pender Street, Vancouver, British Columbia, V6C 2T7
(Address of principal executive offices)

(604) 331-0995
(Issuer's telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.02.	Results of Operations and Financial Condition.

     On November 14, 2007, Stockgroup Information Systems Inc. (the “Company”) announced financial results for the third quarter ended September 30, 2007. The full text of the press release is set forth in Exhibit 99.1 hereto.

     The information contained in this Item 2.02 on Form 8-K and the attached exhibit is being "furnished" only, and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information contained in this report shall not be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date hereof), except as expressly set forth by specific reference in any such filing, and regardless of any general incorporation language in any such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Directors

     Effective November 8, 2007, Leslie A. Landes resigned as Chairman and a member of the Board of Directors of the Company and as a member of both the Audit and the Nominating and Governance Committees of the Board of Directors of the Company. Mr. Landes has resigned for personal reasons and there are no disagreements between Mr. Landes and the Company on any matter related to the Company’s policies or practices. The Company thanks Mr. Landes for his nine years of hard work, dedication and support.

     A copy of the written correspondence furnished to the Company by Mr. Landes concerning the circumstances surrounding his resignation is attached as Exhibit 17.1 hereto. On November 12th, 2007, Mr. Landes was furnished with a copy of this Form 8K for his review prior to its filing. On November 12, 2007, Mr. Landes furnished the Company with two e-mails evidencing his agreement with the statements contained in this Form 8-K, a copy of both of which are attached as Exhibit 17.2 hereto.

     On and effective as of November 8, 2007, upon the recommendation of the Nominating and Governance Committee of the Board of Directors of the Company and pursuant to authority in its bylaws, the Board of Directors elected:

(a)

David Caddey, a current member of the Company’s Board of Directors, to replace Mr. Landes as both Chairman of the Board of Directors of the Company and a member of the Nominating and Governance Committee of the Board of Director of the Company, effective November 8, 2007. In light of his election as both Chairman of the Board of Directors of the Company and a member of the Nominating and Governance Committee, Mr. Caddey resigned as Chairman of the Audit Committee of the Board of Directors of the Company, effective November 8, 2007. Mr. Caddey will continue to serve as a member of the Audit Committee;

(b)

Stephen Zacharias, a current member of the Company’s Board of Directors, as Chairman of the Audit Committee of the Board of Directors of the Company, replacing Mr. Caddey who, as noted, is resigning as Chairman of the Audit Committee, but will continue as a member of the Audit Committee. Prior to his election as Chairman of the Audit Committee, Mr. Zacharias was a member of the Audit Committee; and

(c)

Thomas Baker, a current member of the Company’s Board of Directors, as a member of the Audit Committee of the Board of Directors of the Company, to fill the vacancy created by the resignation of Mr. Landes.

     Mr. Caddey is the retired President of the Space Missions Unit of MDA Corporation, responsible for $300 million in revenues and roughly 900 employees. Mr. Caddey has extensive experience in all facets of business management, including mergers and acquisitions, business development, program management and engineering.

Mr. Caddey has served on numerous Boards of profit and not-for-profit organizations, including past Chair and now a Director of the Aerospace Industries Association of Canada. Mr. Caddey joined the Board of Directors of the Company in June 1999 and, in addition to being elected both as Chairman of the Board of Directors and a member of the Nominating and Governance Committee of the Board of Directors of the Company, he is also a member of the Audit and Compensation Committees of the Board of Directors of the Company.

     Mr. Zacharias is the founding and managing director of Transact Capital Partners LLC, a Richmond, Virginia based investment banking firm serving small to middle market privately-owned businesses. He has over 30 years of financial related experience, including numerous acquisition and divestiture transactions, debt financings and capital reorganizations. Before founding Transact, he served as corporate treasurer for Media General Inc (NYSE: MEG), a Fortune 1000 television and newspaper media company, and as a Board Director and Audit Committee Chairman for Hoover’s Inc., an online business information company acquired by Dun & Bradstreet. Mr. Zacharias joined the Board of Directors of the Company in July 2006 and, prior to being elected as Chairman of the Audit Committee of the Board of Directors of the Company, he was a member of the Audit Committee.

     Mr. Baker is a consultant with more than 25 years of experience in print and online media. He was the founder and general manager of The Wall Street Journal Online (wsj.com), a publication of Dow Jones & Company, where he led the start-up effort and grew the Online Journal into a $60 million business unit and the largest paid news and information site on the web. He also oversaw The Wall Street Journal’s national radio news syndication and licensing business. Mr. Baker has consulted for leading publishers and media companies. He holds a degree from Princeton University and an MBA from Columbia Business School. Mr. Baker joined the Board of Directors of the Company in July 2006 and, in addition to his election as a member of the Audit Committee of the Board of Directors of the Company, he is also a member of the Compensation Committee of the Board of Directors of the Company.

     There are no transactions or series of transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of transactions to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Messrs. Caddey, Zacharias or Baker had, or will have, a direct or indirect material interest.

     Commencing for the compensation year beginning June 1, 2006, each director receives an annual fee of $8,600 related to service on the Board of Directors, with an additional $3,000 per annum paid to members of the Audit Committee of the Board of Directors of the Company. In 2006, each director was eligible to receive up to 75,000 stock options to acquire shares of common stock of the Company, with the exercise price being equal to the market price of the Company’s common stock on the date of grant. Subject to an annual review by the Company’s Compensation Committee, directors who are re-elected and continue to serve for more than one year may receive up to an additional 25,000 stock options after each annual general meeting in compensation for future service.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
Number
99.1	Press release dated November 14, 2007, announcing operating results for the quarter ended September 30, 2007
17.1	E-mail from Mr. Les Landes, dated November 8, 2007, tendering his resignation form the Company’s Board of Directors
17.2	Two E-mails from Mr. Landes, dated November 12, 2007, confirming his approval of the statements contained in this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKGROUP INFORMATION SYSTEMS INC.

By: /s/ Susan Lovell

Susan Lovell
Chief Financial Officer
Date: November 14, 2007